Exhibit (15)(j)

Code of Ethics for JPMAM Effective Date: 02/01/2005 | Last Revision Date: July 8th, 2016 Last Review Date: 07/08/2016

TABLE OF CONTENTS 1. 2. 3. 4. Summary .................................................................................................................................................................. 3 Amendments to Previous Version Distributed June 29, 2015 ........................................................... 4 Scope .......................................................................................................................................................................... 4 Reporting Requirements ................................................................................................................................... 5 4.1. Holdings Reports ....................................................................................................................................... 5 4.2. Transaction Reports................................................................................................................................. 5 4.3 Exceptions from Transaction Reporting Requirements ............................................................... 6 5. Personal Trading Policies and Procedures ................................................................................................... 6 5.1 Approved Broker Requirement.............................................................................................................. 6 5.2 Blackout Provisions..................................................................................................................................... 7 5.3 Minimum Investment Holding Period and Market Timing Prohibition ................................. 7 5.4 Trade Reversals and Disciplinary Action ............................................................................................ 7 6. Books and Records to be Maintained by Investment Advisers ............................................................ 8 7. Privacy......................................................................................................................................................................... 8 8. Anti-Corruption ....................................................................................................................................................... 8 9. Conflicts of Interest................................................................................................................................................ 9 9.1 Trading in Securities of Clients............................................................................................................... 9 9.2 Trading in Securities of Suppliers ......................................................................................................... 9 9.3 Pre-clearance Procedures for Value-Added Investors ................................................................. 9 9.4 Gifts & Entertainment ................................................................................................................................ 9 9.5 Political Contributions and Activities ................................................................................................ 10 9.6 Charitable Contributions......................................................................................................................... 11 9.7 Outside Business Activities .................................................................................................................... 11 10. Training.................................................................................................................................................................. 12 11. Escalation Guidelines …………………………………………………………………..............................................13 11.1 Violation Prior to Material Violation............................................................................................... 12 11.2 Material Violations ................................................................................................................................. 12 12. Defined Terms ………………………………………………………………………………………………………13-16 2

1. Summary This Code of Ethics for JPMAM (the “Code”) has been adopted by the registered investment advisers of JPMAM in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). Rule 204A-1 requires an investment adviser registered under section 203 of the Advisers Act to establish, maintain and enforce a written Code of Ethics. This Code establishes our standards for ethical conduct which are premised on fundamental principles of openness, integrity, honesty and trust. JPMAM hereby adopts the message from Jamie Dimon that was included in the JPMC Code of Conduct because it embodies JPMAM’s ethical standards: “At JPMorgan Chase, preserving our strong culture is a top priority. We must continue to embed the values of integrity, fairness and accountability in all that we do. Doing the right thing forms the foundation for how we do business, and our Code of Conduct represents our shared commitment to operate with the highest level of ethical conduct. Every employee at JPMorgan Chase has a responsibility to follow the letter and spirit of the Code and its related policies. We will not compromise on our integrity, nor will we tolerate unethical behavior. Our business was built on doing the right thing, and we all must be accountable, straightforward and honest in everything we do. I rely on each of you to fully understand and comply with our Code. If you see something wrong, or are not sure if something is right, report it. Be accountable for your actions. Ultimately, we rely on your personal integrity to protect and enhance the reputation of JPMorgan Chase. Above all, never underestimate the importance of your own conduct. Our success starts with each of the 230,000+ employees who help make this firm what it is today.” Additionally, it is the duty of all Supervised Persons to act in the best interests of their clients, place the interests of JPMAM Clients before their own personal interests at all times and to avoid any actual or potential conflicts of interest. Supervised Persons are the officers, directors (or other persons occupying a similar status or performing similar functions) or employees of JPMAM (including those authorized to act in an official capacity on behalf of JPMAM entities, sometimes referred to as dual hatted employees or any other person who provides investment advice on JPMAM’s behalf and is subject to JPMAM’s supervision or control. Supervised Persons must comply with applicable Federal Securities Laws and promptly report any known or suspected violations of the Code promptly to the Code of Conduct Reporting Hotline, the Compliance Department, which shall report any such violation promptly to the Chief Compliance Officer (“CCO”), or through the various reporting channels as provided in the How To Report A Violation page of the Code of Conduct intranet site. Your reporting obligations do not prevent you from reporting to the government or regulators conduct that you believe to be in violation of law and it does not require you notifying JPMAM prior to reporting to the government or regulators. JPMAM strictly prohibits intimidation or retaliation against anyone who makes a good faith report about a known or suspected violation of the Code, or any law or regulation. Compliance with the Code, and other applicable policies and procedures, is a condition of employment. The rules, procedures, reporting and recordkeeping requirements set forth in the Code are hereby adopted and certified as reasonably necessary to prevent Supervised Persons from violating the provisions of the Code and applicable Federal Securities Rules. The Compliance Department provides a link to this Code and any amendments to all Supervised Persons in their Access Persons Report and requires their attestation of compliance with this 3

Code at least annually. These records are maintained by the Compliance Department as part of its Books and Records as required by the Advisers Act. Annually, the CCO of each registered investment adviser must review the adequacy of the Code and the policies and procedures herein referenced. 2. Amendments to Previous Version Distributed June 29, 2015 Updated Summary to address ethical standards of conduct This update includes revisions made in the JPMC Code of Conduct aimed at protecting employees who report suspected unethical conduct and violations of laws and regulations related to the firm’s business Replaced the Personal Trading Policy with the Personal Account Dealing – Global Investment Management Policy Updated Section 4.2 to provide for exceptions from providing transaction reports for accounts maintained at Approved Brokers. Updated Holding Reports Section 5.1b2 to reflect that Compliance may not require Annual Statement of Holdings for account held at Approved Brokers who provide Holding Reports to Compliance Replaced the JPM Investment Management Americas Gift and Entertainment Policy with GIM Gifts & Entertainment Supplement to the Code of Conduct Replaced the JPMAM Gift, Entertainment and Political Contributions Database with Reliance’s Gifts and Entertainment Module Section 8 amended to include the Foreign Corrupt Practices Act and the UK Bribery Act and remove references from JPMC’s Global AML and Anti-Corruption Policies 9.6 Charitable Contributions updated the appropriate governing policies: the Asset Management Expense Procedure (“AM Expense Policy”) and the, GIM Gifts & Entertainment Supplement to the Code of Conduct (“GIM G&E Policy”) Definitions: Deleted Personal Trading Policy 3. Scope This Code applies to all Supervised Persons of JPMAM. In the event that a difference exists between any of the standards identified in JPMC Code of Conduct and the JPMAM Code of Ethics, the more restrictive provision shall apply. JPMAM hereby designates the staff of its Compliance Department to act as designees for the respective CCO of the JPMAM registered investment advisers in administering this Code. Any questions regarding the Code or its application should be directed to the Compliance Department via email at JPMAM.Compliance.Mailbox@jpmorgan.com. 4

4. Reporting Requirements 4.1. Holdings Reports Access Persons must submit holdings reports to the Compliance Department documenting current securities holdings: a) Content of Holdings Reports Each holdings report must contain, at a minimum: 1) Account Details The name of any broker, dealer or bank with which the Access Person maintains an Associated Account in which any Reportable Securities are held for the Access Person’s direct or indirect benefit, as well as all pertinent Associated Account details (e.g., account title, account number, etc.). 2) Account Statements The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership. Submission Date The date the Access Person submits the report to the Compliance Department. 3) b) Submission of Holdings Reports Access Persons must submit both an Initial and Annual holdings report: 1) Initial Report Must be submitted no later than 10 days after the person becomes an Access Person and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. Annual Report Must be submitted at least once each 12-month period thereafter on January 30, and the information must be current as of a date no more than 45 days prior to the date the report was submitted, unless notified by Compliance that this is no longer required due to electronic position reporting received from Approved Brokers. 2) 4.2. Transaction Reports Access Persons must submit to the Compliance Department securities transactions reports on a quarterly basis, in the form designated by the Compliance Department. Securities transaction reports must meet the following requirements: a) Content of Transaction Reports Each transaction report must contain, at a minimum, the following information about each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership: 5

1) The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved; The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); The price of the security at which the transaction was effected; The name of the broker, dealer or bank with or through which the transaction was effected; and The date the Access Person submits the report to the Compliance Department. 2) 3) 4) 5) b) Timing of Transaction Reports Each Access Person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter. Transaction Reports are not required for accounts maintained at Approved or Preferred Brokers. 4.3Exceptions from Transaction Reporting Requirements An Access Person need not submit: a) Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; Transaction Reports are not required for accounts maintained at Approved or Preferred Brokers. Any report with respect to transactions in Reportable Funds. b) c) d) 5. Personal Trading Policies and Procedures Supervised Persons must obtain approval from the Compliance Department before directly or indirectly acquiring Beneficial Ownership in any Reportable Security, including initial public offerings and limited offerings. Given the potential access to Proprietary and Client information that Supervised Persons may have, JPMAM and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading, which must be oriented toward investment rather than short-term or speculative trading. The Personal Account Dealing - Global Investment Management Policy(“GIM PAD Policy”) is designed to help prevent and detect violations of securities laws and industry conduct standards and to minimize actual or perceived conflicts of interest that could arise due to personal investing activities. 5.1Approved Broker Requirement Any Associated Account, except as otherwise indicated in the Personal Account Dealing - Global Investment Management must be maintained with an Approved Broker, as provided under the JPMC Code of Conduct and the GIM PAD Policy Approved Designated Brokers in North America: Chase Investments Inc. 6

Charles Schwab Edward Jones E*Trade Financial Fidelity Brokerage Services Goldman Sachs J.P. Morgan Private Bank (PB) J.P. Morgan Securities Merrill Lynch Morgan Stanley/Smith Barney Raymond James Royal Bank of Canada TD Ameritrade Vanguard Wells Fargo 5.2 Blackout Provisions The personal trading and investment activities of Supervised Persons are subject to particular scrutiny due to the fiduciary nature of the business. Specifically, JPMAM must avoid even the appearance that its Supervised Persons conduct personal transactions in a manner that conflicts with the firm’s investment activities on behalf of Clients. Accordingly, certain Supervised Persons are restricted from conducting personal investment transactions during certain periods (called “Blackout Periods”), and may be instructed to reverse previously completed personal investment transactions. Additionally, the Compliance Department may restrict the personal trading activity of any Supervised Person if it is determined that such activity has the appearance of a possible conflict of interest. The Blackout Periods set forth in the GIM PAD Policy reflects varying levels of restriction appropriate for different categories of Supervised Persons based upon their level of access to non-public Client or Proprietary information. 5.3 Minimum Investment Holding Period and Market Timing Prohibition As set forth under the GIM PAD Policy, Supervised Persons are subject to a minimum holding period for all transactions in Reportable Securities and Reportable Funds. Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any Reportable Security or Reportable Fund. Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements. Please see the GIM PAD Policy for further details on transactions covered or exempted from the minimum investment holding period. 5.4 Trade Reversals and Disciplinary Action Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm’s fiduciary responsibility or a violation of the Code or the GIM PAD Policy. Such a reversal may be required even for a pre-cleared transaction that 7 results in an inadvertent conflict or a breach of blackout period requirements under the Personal Account Dealing - Global Investment Management. Disciplinary actions resulting from a violation of the Code will be administered in accordance with related JPMAM guidelines governing disciplinary action and escalation. All violations and disciplinary actions will be reported promptly by the Compliance Department to the employee’s group head and senior management. Violations will be reported quarterly to affected Fund’s Board of Directors. Violations by Supervised Persons of the Code, the JPMC Code of Conduct or any laws or regulations that relate to JPMAM’s operation of its business or any failure to cooperate with an internal investigation may result in disciplinary action up to and including immediate dismissal including termination of regulatory registration where applicable. 6. Books and Records to be maintained by Investment Advisers The Compliance Department is responsible for maintaining books and records, including: a) A copy of this Code and any other code of ethics adopted by JPMAM pursuant to Rule 204A-1 that is in effect or has been in effect at any time within the past five years; A record of any violation of the Code, and any action taken as a result of that violation; A record of all written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person of JPMAM; A record of each report made by Access Persons required under the Reporting Requirements; A record of the names of persons who are currently, or within the past five years were, Access Persons; A record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Supervised Persons under section 6. Pre-approval b) c) d) e) f) records of certain investments will be maintained for at least five years after the end of the fiscal year in which the approval is granted; and Any other such record as may be required under the Code or the GIM PAD Policy. g) 7 Privacy Supervised Persons have a responsibility to protect the confidentiality of information related to Clients. This responsibility may be imposed by law, may arise out of agreements with Clients, or may be based on policies or practices adopted by the firm. Certain jurisdictions have regulations relating specifically to the privacy of individuals and/or business and institutional customers. Various business units and geographic areas within JPMC have internal policies regarding customer privacy. The restriction on disclosing confidential information is not intended to prevent Supervised Persons from reporting to the government or a regulator any conduct Supervised Persons believe to be in violation of the law, or from responding truthfully to questions or requests from the government, a regulator or in a court of law. 8 Anti-Corruption It is the policy of JPMC to comply with the anti-corruption laws that apply to the firm’s Operations (and investments where the firm is deemed to have control), which includes the United States Foreign Corrupt Practices Act (FCPA), the United Kingdom Bribery Act of 2010 8

(UKBA), as well as anti-corruption laws and regulations of other countries in which the firm conducts business. We must never compromise our reputation by engaging in, or appearing to engage in, bribery or any form of corruption. Bribery and corruption are crimes with potentially severe penalties to JPMC and its employees and directors. The firm has zero tolerance for such activity. Please see reporting and preclearance requirements for gifts and entertainment to Non US Government Officials in the, GIM Gifts & Entertainment Supplement to the Code of Conduct (“GIM G& E Policy”). 9 Conflicts of Interest With regard to each of the following restrictions, more detailed guidelines may be found under the applicable JPMAM policy and/or the JPMC Code of Conduct. 9.1 Trading in Securities of Clients Supervised Persons shall not transact in any securities of a Client with which the Supervised Person has or recently had significant dealings or responsibility on behalf of JPMAM if such investment could be perceived as effected based on confidential information, including material non-public information. 9.2 Trading in Securities of Suppliers Supervised Persons in possession of information regarding, or directly involved in negotiating, a contract material to a supplier of JPMAM may not invest in the securities of such supplier. If you own the securities of a company with which we are dealing and you are asked to represent JPMorgan Chase in such dealings you must: a) Disclose this fact to your department head and the Compliance Department; and b) Obtain prior approval from the Compliance Department before selling such securities. 9.3 Pre-clearance Procedures for Value-Added Investors Prior to any telephone calls, video, and in-person meetings between a Portfolio Manager, or employee arranging the meeting, and a Value-Added Investor who is meeting to discuss his/her personal investment (or prospective investment) in the JPMAM Private Investment Fund managed by the Portfolio Manager, the Portfolio Manager must obtain pre-clearance from Compliance. In order to obtain pre-clearance approval, the following information must be provided to Compliance prior to the meeting: a) b) c) d) e) Date and place of meeting; Name of Value-Added Investor, their employer, and job title; Name of private fund the Value-Added Investor is invested in (or may invest in); Names of all J.P. Morgan employees in attendance at the meeting and job titles; Purpose of the meeting. Compliance will review the pre-clearance request and respond via email and will ensure that appropriate controls are instituted. 9.4 Gifts & Entertainment Supervised Persons must avoid circumstances that may cause, or create the appearance of, a conflict of interest between JPMAM and its clients or other business/commercial contacts. Supervised Persons may not give or receive anything of value, directly or 9 indirectly, to influence improper action or obtain an improper advantage. Furthermore, the giving and receiving of gifts, including entertainment and hospitality, to or from persons who do or seek to do business with JPMAM have the potential to create actual conflicts or the appearance of conflicts, and may negatively impact JPMAM. Gifts and entertainment can take many forms, including but not limited to: goods or services for which employees are not required to pay the retail or usual and customary cost; meals or refreshments; tickets to entertainment or sporting events; the use of a residence, vacation home or other accommodation; travel expenses; or charitable contributions or organization sponsorships. In addition to gifts and entertainment, JPMAM Supervised Persons may not make, direct or solicit any other person to make, any political contribution or provide anything else of value to anyone for the purpose of influencing or inducing the awarding or retention of investment advisory services business. Gifts Supervised Persons are generally prohibited from giving or receiving gifts of any kind to or from any customer, supplier or other party doing business or seeking to do business with us. Limited exceptions allow Supervised Persons to accept (i) unsolicited items valued at $100 or less on infrequent occasions where gifts are customary, such as a major holiday or significant life event; (ii) advertising or promotional materials affixed with a company logo having a nominal retail value; or (iii) gifts of perishable food or beverages that are not easily returned. Excessive or non-conforming gifts must be returned or else approved in writing by a Global Investment Management Operating Committee (“GIMOC”) member and the Compliance Code Specialist. Gifts of cash or cash equivalents are strictly prohibited. Similarly, Supervised Persons are prohibited from giving gifts or entertainment intended to influence others’ business decisions. Tangible gifts aggregating $100 or less per year may be given only to clients and only on customary occasions. Supervised Persons are required to log all gifts subject to reporting into Reliance’s Gift and Entertainment Module for approval. Violations of the Policy are subject to the Escalation Guidelines. Entertainment Entertainment includes business-related activities at which a host and guest are both present (e.g., meals, refreshments, golf games, sporting events, or other leisure and entertainment). Entertainment is considered a prohibited gift unless both the employee and business contact are present and the employee’s participation is related to his or her position and duties within JPMAM. Spouses, family members and personal acquaintances should not participate in entertainment activities unless such participation is customary under the circumstances. Supervised Persons may act as a host for business entertainment to clients and prospects that are business related, is not prohibited by law, and whose cost is reasonable and customary. Frequent and/or lavish business entertainment is prohibited. Supervised Persons are limited to accepting $250 in meals and entertainment from a client or counterparty per calendar year, with limited exceptions. Once the $250 limit is reached, employees are required to pay for their own expenses. In addition, Supervised 10

Persons are prohibited from accepting invitations to ticketed events; limited exceptions may be granted with pre-approval from senior management and Compliance. All gifts and entertainment provided to U.S. Government Officials must be pre-cleared by Compliance to ensure that they comply with jurisdictional restrictions. Supervised Persons are required to log all entertainment subject to reporting into Reliance’s Gift and Entertainment Module for approval. Violations of the Policy are subject to the Escalation Guidelines. 9.5 Political Contributions and Activities In accordance with Advisers Act Rule 206(4)-5, Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. To ensure compliance with this federal pay-to-play rule and various state and local laws, JPMAM Supervised Persons must receive pre-clearance before they or any members of their household make or solicit political contributions or engage in political activities in connection with any election in the United States or the Republic of Colombia. Contributions to JPMC Political Action Committees are excluded from pre-clearance and reporting requirements. New hires must also disclose their history of making and soliciting political contributions. An employee cannot be reimbursed or otherwise compensated by JPMC for any political contribution. JPMC policies prohibit contributions of corporate funds to candidates, political party committees and political action committees. Supervised Persons are strictly prohibited from using JPMC resources to conduct personal political activities. Violations of these requirements are subject to the Escalation Guidelines. 9.6 Charitable Contributions Charitable contributions made on behalf of JPMC must adhere to the requirements of the AM Expense Policy and the GIM G & E Policy. 9.7 Outside Business Activities A Supervised Person’s outside activities must not reflect adversely on the firm or give rise to a real or apparent conflict of interest with the Supervised Person’s duties to the firm or its Clients. Supervised Persons must be aware of potential conflicts of interest and be aware that they may be asked to discontinue any outside activity if a potential conflict arises. Supervised Persons may not, directly or indirectly: a) Accept a business opportunity from someone doing business or seeking to do business with JPMAM that is made available to the Supervised Person because of the individual’s position with the firm. Take for oneself a business opportunity belonging to the firm. Engage in a business opportunity that competes with any of the firm’s businesses. b) c) More specific guidelines are set forth under the JPMC Code of Conduct. Procedures for pre-clearance of Outside Activities and Second Jobs are available on the JPMC Code of Conduct intranet site. Outside Business Activities must be attested to annually as part of the JPMC Code of Conduct affirmation. 11

If any material change in relevant circumstances occurs, Supervised Persons must seek clearance for a previously approved activity. A material change may arise from a change in your job or association with JPMAM or in your role with respect to that activity or organization. JPMAM employees are required to be continually alert to any real or apparent conflicts of interest with respect to investment management activities and promptly disclose any such conflicts to Compliance. Employees must also notify Compliance when any approved outside activity terminates. Regardless of whether an activity is specifically addressed under JPMAM policies or the JPMC Code of Conduct, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the firm. 10. Training All employees of the firm are required to take several mandatory training courses given each year by Compliance (e.g., Code of Conduct). 11. Escalation Guidelines Escalation Guidelines are applicable to all Supervised Persons of JPMAM and are maintained by Compliance. The Escalation Guidelines document is an internal Compliance document and is used to notify Group Heads, Managers and/or Human Resources (HR) of Supervised Persons’ violations of Compliance Policies along with the assigned severity of the applicable violations. 11.1 Violation Prior to Material Violation While the Group Head is notified of all violations, he/she is required to have a meeting with the employee when the Supervised Persons’ next violation would be considered material, in order to stress the importance of the requirement and inform the employee about the ramifications for not following the policy. The employee is also required to acknowledge, in writing, (form to be provided by Compliance) that he/she is aware of the ramifications for noncompliance and he/she will be compliant going forward. The written acknowledgement is signed by both the employee and Group Head, and returned to Compliance for record keeping. 11.2 Material Violations All material violations require the Group Head (MD level) and HR to have a meeting with the employee and to document the meeting specifics in the employee's personnel file. The employee will be required to acknowledge in writing the material nature of the violation and that he/she will be compliant going forward. The written acknowledgement, signed by the employee, Group Head and HR, will be returned to Compliance for record keeping. There will be a mandated suspension of personal trading privileges for six months for all material violations of the GIM PAD Policy or Access Persons reporting requirement. Compliance and the Group Head may allow transactions for hardship reasons, but require documentation for pre-clearance. An employee’s receipt of a material violation is considered when determining the employee’s annual compensation and promotion. 12

12. Defined Terms Supervised Person’s spouse, domestic partner, minor children and any other person for 13 Access Persons Access Persons of IM include: (1) Employees of any legal entities that fall under the JPMIM business in the Americas, excluding J.P. Morgan Retirement Plan Services LLC and non-JPMIM persons of J.P. Morgan Institutional Investments Inc. (2) Certain persons of other affiliated entities that have access to Proprietary information of IM and are located on floors utilized by IM persons at 270 Park Ave and persons that have been designated by Compliance as having access to IM Proprietary information (3) Portfolio managers at J.P. Morgan Private Bank and Private Client Services and registered representatives at J.P. Morgan Private Client Services who hold 65 or 66 licenses (4) All persons of entities affiliated with JPMIM that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of a legal entity within JPMIM, sometimes referred to as “dual-hatted” employees (5) Certain consultants, agents, and temporary workers who are involved in the investment management process or have access to Proprietary information regarding Client recommendations or transactions on a pre-trade or same-day basis Associated Account Is an account in the name of or for the direct or indirect benefit of a Supervised Person or a whom the Supervised Person provides significant financial support, as well as to any other account over which the Supervised Person or any of these other persons exercise investment discretion, regardless of beneficial interest. Excluded from Associated Accounts are any 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion. Automatic Investment Plan Is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. Beneficial ownership Is interpreted to mean any interest held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or any pecuniary interest in equity securities held or shared directly or indirectly, subject to the terms and conditions set forth under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. A Supervised Person who has questions regarding the definition of this term should consult the Compliance Department. Please note: Any report required under section 5. Reporting Requirements may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates. Client Is any entity (e.g. person, corporation or Fund) for which JPMAM provides a service or has a fiduciary responsibility. Federal Securities Laws Are the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act (1999), any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury. Fund Is an investment company registered under the 1940 Act. Initial Public Is an offering of securities registered under the Securities Act of 1933, the issuer of

Management subsidiaries of JPMorgan Chase & Co. Within the context of this document, performing similar functions) and employees of JPMAM; 14 Offering which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934. JPMAM Is the abbreviation for JPMorgan Asset Management, a marketing name for the Investment JPMAM refers to the following U.S. registered investment advisers of JPMorgan Asset Management: J.P. Morgan Alternative Asset Management, Inc. JPMorgan Asset Management (UK) Ltd. J.P. Morgan Investment Management Inc. Security Capital Research & Management Inc. Bear Stearns Asset Management Inc. JF International Management, Inc. Limited Offering Is an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 there under. Proprietary Within the context of the Policy is: (1) any research conducted by IM or its affiliates (2) any non-public information pertaining to IM or its affiliates (3) all JPM managed and sub-advised mutual funds Reportable Fund Is any JPMorgan Proprietary Fund, including sub-advised funds Reportable Security Is a security as defined under section 202(a)(18) of the Advisers Act held for the direct or indirect benefit of an Access Person, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Excluded from this definition are: 1) Direct obligations of the Government of the United States; 2) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; 3) Shares issued by money market funds; and 4) Shares issued by open-end funds other than reportable funds Supervised Persons 1)Any partner, officer, director (or other person occupying a similar status or 2)All employees of entities affiliated with JPMAM that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of a legal entity within JPMAM, sometimes referred to as “dual hatted” employees; 3)Certain consultants, as well as any other persons who provide advice on behalf of JPMAM and are subject to JPMAM’s supervision and control; and

Officer, Chief Operating Officer or Partner) or director of a company, who, due to the 15 4)All Access Persons Value–Added Investor Is an executive level officer (i.e., president, Chief Executive Officer, Chief Financial nature of his/her position, may obtain material, non-public information.